                             [FORM OF FACE OF SECURITY]

                         JOHNSTOWN AMERICA INDUSTRIES, INC.

                     11 3/4% Senior Subordinated Note Due, 2005

No.                                                       CUSIP No. 479477-AA-9

Johnstown America industries, Inc., a Delaware corporation, promises to pay
to            , or registered assigns, the principal sum of           Dollars
on August 15, 2005.

     Interest Payment Dates: February 15 and August 25, commencing February 15, 1996.

     Record Dates: February 1 and August 1, commencing February 1, 1996 (whether or not a business day).

     Additional provisions of this Security are set forth on the other side of this Security.

                                  JOHNSTOWN AMERICA INDUSTRIES, INC.,

                                      by
                                          _______________________
                                          Chief Executive Officer

                                          _______________________
                                                 Secretary

Dated: August 23, 1995

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

THE BANK OF NEW YORK,

          as Trustee, certifies
[Seal]    that this is one of
          the Securities referred
          to in the Indenture.

  by

          ______________________________
               Authorized Signatory

                               FORM OF REVERSE SIDE OF SECURITY


                          11 3/4% Senior Subordinated Note Due 2005


1.  INTEREST

     Johnstown America Industries., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on February 15 and August 15 of each year.
Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 23, 1995. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  METHOD OF PAYMENT

     The Company will pay Interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.  PAYING AGENT AND REQISTRAR

     Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The

Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or coregistrar.

4.  INDENTURE

     The Company issued the Securities under an Indenture dated as of August 23, 1995 ("Indenture"), among the Company, Johnstown America Corporaticn, JTN Acquisition Corp., Bostrom Seating, Inc., Bostrom Distribution Center, Inc., Freight Car Services, Inc., JAC Patent Corporation, Truck Components, Inc., Gunite Corporation, Brillion Iron Works Inc., and Fabco Automotive
Corporation (collectively, the "Guarantor Subsidiaries"); and the Trustee.
The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939
(15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture
(the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statements of those terms.

     The Securities are general unsecured obligations of the Company limited to $100,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and certain of its Subsidiaries, the existence of liens, the payment of dividends on, and redemption of, the Capital Stock of the Company and its Subsidiaries and the redemption of certain subordinated obligations of the Company and its subsidiaries, restricted payments, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, sale and leaseback transactions, the business activities and investments of the Company and certain of its Subsidiaries; consolidations, mergers and transfers of all or substantially all the Company's assets, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Subsidiaries.

     To secure the due and punctual payment of the principal and liquidated damages and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantlor Subsidiaries have unconditionally guaranteed the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.  OPTIONAL REDEMPTION

     Except as set forth in the next paragraph, the Securities may not be redeemed prior to August 15, 2000. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

                        PERIOD                   PERCENTAGES

                        2000                     105.875%
                        2001                     103.917%
                        2002                     101.958%
                        2003 and thereafter      100.000%

     In addition, at any time prior to August 15, 1998, the Company may redeem up to 33 1/3% of the original aggregate principal amount of Securities with the proceeds of a Public Equity Offering following which there is a Public Market, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount) of 111.75% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); PROVIDED, HOWEVER, that at least 66 2/3% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

6.  NOTICE OF REDEMPTION

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  PUT PROVISIONS

     Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  SUBORDINATION

     The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company and each Guarantor Subsidiary agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.  DENOMINATIONS; TRANSFER; EXCHANGE

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10. PERSONS DEEMED OWNERS

     The registered Holder of this Security may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. DISCHARGE AND DEFEASANCE

     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13. AMENDMENT, WAIVER

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantor Subsidiaries and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.

14. DEFAULTS AND REMEDIES

     Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default, in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time;
(iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10,000,000; and (vii) certain failures of a Subsidiary Guaranty to remain in full force and effect and certain denials or disaffirmations of obligations under the Indenture of a Subsidiary Guaranty by a Guarantor Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. TRUSTEE DEALINGS WITH THE COMPANY

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS

     A director, officer, employee or stockholder, as such, of the Company, any Guarantor Subsidiary or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any cl.aim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. GOVERNING LAW.

     The Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

18. AUTHENTICATION

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. ABBREVIATIONS

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20. CUSIP NUMBERS

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                  Johnstown America Industries, Inc.
                                  980 North Michigan Avenue, Suite, 1000
                                  Chicago, Illinois 60611

                                  Attention: Secretary

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                             agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

____________________________________________________________________________

Date: ______________ Your Signature: _______________________


____________________________________________________________________________


Sign exactly as your name appears on the other side of this Security.

Signature Guarantee: ______________________________________

                           OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                  /  /

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:

$

Date: _________________Your Signature:____________________________________
                                      (Sign exactly as your name appears
                                      on the other side of the Security)


Signature Guarantee:________________________________________